                                                                    EXHIBIT 5(d)

                           CONESTOGA FAMILY OF FUNDS

                         INVESTMENT ADVISORY AGREEMENT
                                AMENDMENT NO. 3


May 1, 1995


Meridian Investment Company
55 Valley Stream Parkway
Malvern, Pennsylvania  19355

Gentlemen:

                 This is to confirm that the undersigned, Conestoga Family of Funds, a Massachusetts trust with transferrable shares (the "Company"), and Meridian Investment Company, (the "Investment Adviser") have agreed that the Investment Advisory Agreement between the Company and the Investment Adviser dated November 27, 1989 (the "Agreement") is herewith amended to provide that the Investment Adviser shall furnish investment advisory and administrative services to the Short-Term Income Fund and Balanced Fund on the terms and conditions contained in the Agreement.

                 Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place indicated below, whereupon it shall become a binding agreement between us on the date first written above.


                                                  Very truly yours,

                                                  CONESTOGA FAMILY OF FUNDS


(SEAL)                                            By: s/
                                                      -------------------------


                                                  Title:      Vice President
                                                         ----------------------


Accepted and Agreed to:
MERIDIAN INVESTMENT COMPANY


By: s/ Philip H. Brown II
    -------------------------


Title:       President
       ----------------------

                                  AMENDMENT TO
                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                     BETWEEN CONESTOGA FAMILY OF FUNDS AND
                          MERIDIAN INVESTMENT COMPANY
                            DATED NOVEMBER 27, 1989

Name of Fund                                                             Compensation*
------------                                                             ------------
U.S. Treasury Securities Fund                                                .40%
Cash Management Fund                                                         .40%
Tax-Free Fund                                                                .40%
Intermediate Income Fund                                                     .74%
Bond Fund                                                                    .74%
Equity Fund                                                                  .74%
Pennsylvania Tax-Free Bond Fund                                              .74%
Special Equity Fund                                                         1.50%
Short-Term Income Fund                                                       .74%
Balanced Fund                                                                .75%


                                            CONESTOGA FAMILY OF FUNDS


                                            By: s/
                                                ---------------------------


                                            Title:      Vice President
                                                   ------------------------


                                            Date: May 1, 1995


                                            MERIDIAN INVESTMENT COMPANY


                                            By: s/ Philip H. Brown II
                                                ---------------------------


                                            Title:        President
                                                   ------------------------


                                            Date: May 1, 1995

---------------------------------

* All fees are stated as an annual rate based upon the particular Fund's average daily net assets and are computed daily and payable monthly.